Exhibit 99.1
SVB FINANCIAL GROUP APPOINTS RICHARD DANIELS TO ITS BOARD OF DIRECTORS

SANTA CLARA, Calif. — October 22, 2020 — SVB Financial Group today announced the appointment of Richard Daniels, retired Executive Vice President and Chief Information Officer of Kaiser Permanente, to its board of directors, effective October 22, 2020. SVB Financial Group is the parent company of Silicon Valley Bank (SVB), the bank of the world’s most innovative companies and their investors. Daniels will also serve on the board of directors of Silicon Valley Bank.

“Richard has an impressive background using technology to make meaningful and critical contributions to organizations across industries, making him well-suited as a member of the board for SVB,” said Roger Dunbar, Chairman of SVB Financial Group’s Board of Directors. “His thoughtfulness, intellectual curiosity and purpose-driven leadership will make him a strong and valuable asset to SVB.”

Silicon Valley Bank helps address the unique needs of entrepreneurs, innovative companies and their investors in technology and life science sectors. The company offers a range of specialized financial services through locations around the world. With more than $96 billion in assets and more than 4,300 employees globally, SVB strives to improve the probability of its clients’ success.

“Through decades of experience, Richard has made visions a reality at the organizations he has worked with,” said Greg Becker, President and CEO of SVB Financial Group. “As a technologist at heart, he will be a great addition to SVB’s board and contribute to our ability to deliver long-term value for our stakeholders.”

Daniels brings more than 40 years of technology, manufacturing and healthcare experience to this board position. Most recently, he served as Executive Vice President and Chief Information Officer at Kaiser Permanente, one of America’s leading healthcare providers and not-for-profit healthcare plans. He joined the company in 2008 as a Senior Vice President and Business Information Officer. Prior to his roles at Kaiser Permanente, Daniels was Senior Vice President and Divisional Chief Information Officer of the Auto Finance Division of Capital One. He also held leadership roles at JPMorgan Chase and Netserv, Inc., after beginning his career in manufacturing at Datapoint Corporation.

Daniels currently serves on the board of the Parkland Center for Clinical Innovation, an advanced nonprofit healthcare analytics R&D organization based in Dallas, Texas, and he is the Board Chair of Playworks, a national nonprofit that supports the learning and physical health of low-income students in urban schools.

Daniels earned a Bachelor of Arts and Applied Science degree in business management from Texas State University, San Marcos. He served in the United States Air Force in active service for seven years.

For more information about SVB, visit www.svb.com.

About SVB Financial Group
For more than 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world. Learn more at svb.com.

SVB Financial Group is the holding company for all business units and groups © 2020 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group. [SIVB-F]

Media Contact:
Julia Thompson
Silicon Valley Bank
415.764.4707
Jthompson3@svb.com